UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 21, 2018

TRIPADVISOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35362	80-0743202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 1st Ave

Needham, MA 02494

(Address of principal executive offices) (Zip code)

(781) 800-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of TripAdvisor, Inc., a Delaware corporation (the “Company”), was held on June 21, 2018 (the “Annual Meeting”). According to the inspector of elections, the stockholders present in person or by proxy represented 111,482,415 shares of common stock (generally entitled to one vote per share) and 12,799,999 shares of Class B common stock (generally entitled to ten votes per share). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1—Election of Directors. The stockholders voted on the election of eight directors of the Company, six of whom were elected by holders of common stock and Class B common stock voting together as a single class (“Combined Stock Nominees”), and two of whom were elected by holders of common stock only (“Common Stock Nominees”), each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal. Stockholders voted as follows:

	For	Withheld	Broker Non-Votes
Combined Stock Nominees
Gregory B. Maffei	186,688,760	44,935,642	7,858,003
Stephen Kaufer	198,166,631	33,457,771	7,858,003
Jay C. Hoag	228,886,091	2,738,311	7,858,003
Dipchand “Deep” Nishar	213,921,939	17,702,463	7,858,003
Spencer M. Rascoff	229,510,198	2,114,204	7,858,003
Albert Rosenthaler	196,832,783	34,791,619	7,858,003
Common Stock Nominees
Jeremy Philips	99,044,568	4,579,844	7,858,003
Robert S. Wiesenthal	99,024,100	4,600,312	7,858,003

Accordingly, the foregoing nominees were elected to the Company’s board of directors.

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders voted on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
238,564,526	848,666	69,213	0

Accordingly, the appointment of independent registered public accounting firm was ratified.

Proposal 3—Approval of 2018 Stock and Annual Incentive Plan. The stockholders voted on the TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan, as disclosed in the Company’s proxy statement.  The stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
193,109,039	38,374,563	140,800	7,858,003

Accordingly, the Company’s 2018 Stock and Annual Incentive Plan was approved.

Proposal 4—Advisory Vote on Compensation of Named Executive Officers. The stockholders were provided with an opportunity to cast an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.  The stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
173,322,666	58,163,983	137,753	7,858,003

Accordingly, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement was approved on an advisory basis.

Proposal 5—Advisory Vote on Frequency of Future Advisory Resolutions on Executive Compensation. The stockholders were provided with an opportunity to cast an advisory vote on how frequently they would like to vote on future advisory resolutions to approve the compensation of named executive officers. The stockholders voted as follows:

1 YEAR	2 YEARS	3 YEARS	Abstain	Broker Non-Votes
68,514,015	33,184	162,957,333	119,870	—

Accordingly, future advisory votes to approve the compensation paid to the Company’s named executive officers will occur every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.
/s/ Seth J. Kalvert
By:
Seth J. Kalvert, Senior Vice President, General Counsel and Secretary

Dated: June 27, 2018